Exhibit 20.1
Page 1 of 3

Navistar Financial 1994-A Owner Trust
For the Month of April 1997
Distribution Date of May 15, 1997

Original Pool Amount                    $280,021,471.35

Beginning Pool Balance                   $40,677,637.86
Beginning Pool Factor                         0.1452661

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)    $3,025,905.99
  Interest Collected                        $278,383.73

Additional Deposits:
  Repurchase Amounts                              $0.00
  Liquidation Proceeds/Recoveries           $214,778.68
Total Additional Deposits                   $214,778.68

Repos/Chargeoffs                              $1,967.50
Aggregate Number of Notes Charged Off                35

Total Available Funds                     $3,342,597.91

Ending Pool Balance                      $37,826,234.86
Ending Pool Factor                            0.1350833

Servicing Fee                                $33,898.03

Repayment of Servicer Advances              $176,470.49

Reserve Account:
  Beginning Balance                       $5,625,350.96
  Target Percentage                                6.50%
  Target Balance                                    N/A
  Minimum Balance                         $5,600,429.43
  (Release)/Deposit                         $(24,921.53)
  Ending Balance                          $5,600,429.43

Current Weighted Average APR:                     8.311%
Current Weighted Average Remaining Term (months):  16.4

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             390,103.82      335
    31-60 days                             126,829.09       68
    60+ days                                36,934.84       21

    Total                                  553,867.75      347

  Balances:  60+ days                      484,196.60       21

Memo Item - Reserve Account

  Prior Month                           $5,600,429.43
  + Invest. Income                          24,921.53
  + Transfer from Collections Account            0.00
    Beginning Balance                   $5,625,350.96

Exhibit 20.1
Page 2 of 3

Navistar Financial 1994-A Owner Trust
For the Month of April 1997

                                                              NOTES
                                                      CLASS A-1
                                     TOTAL          (MONEY MARKET) CLASS A-2      CERTIFICATES
Original Pool Amount
 Distributions:                  $280,021,471.35  $89,606,000.00  $180,614,000.00  $9,801,471.35
 Distribution Percentages                                  0.00%           95.50%          4.50%
 Turbo Percentages                                       100.00%            0.00%          0.00%
 Coupon                                                   4.531%           5.930%         6.260%

Beginning Pool Balance            $40,677,637.86
Ending Pool Balance               $37,826,234.86
Collected Principal                $2,849,435.50
Collected Interest                   $278,383.73
Charge-Offs                            $1,967.50
Liquidation Proceeds/Recoveries      $214,778.68
Servicing                             $33,898.03
Cash Transfer to Reserve Account           $0.00
  Total Collections Available      $3,308,699.88
    for Debt Service

Beginning Balance                 $34,862,362.13           $0.00   $32,060,780.69  $2,801,581.44

Interest Due                         $173,048.61           $0.00      $158,433.69     $14,614.92
Interest Paid                        $173,048.61           $0.00      $158,433.69     $14,614.92
Principal Due                      $2,851,403.01           $0.00    $2,723,089.87    $128,313.14
Principal Paid                     $2,851,403.01           $0.00    $2,723,089.87    $128,313.14
Turbo Principal                            $0.00           $0.00            $0.00          $0.00

Ending Balance                    $32,010,959.13           $0.00   $29,337,690.82  $2,673,268.30
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                               0.1624330939   0.2727415309

Total Distributions                $3,024,451.62           $0.00    $2,881,523.56    $142,928.06

Interest Shortfall                         $0.00           $0.00            $0.00          $0.00
Principal Shortfall                        $0.00           $0.00            $0.00          $0.00
 Total Shortfall (required from Reserve)   $0.00           $0.00            $0.00          $0.00

Excess Servicing                     $284,248.26

Beginning Reserve Account Balance  $5,625,350.96  See also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                       $(24,921.53)
Ending Reserve Account Balance     $5,600,429.43

Exhibit 20.1
Page 3 of 3

Navistar Financial 1994-A Owner Trust
For the Month of April 1997


Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger
                 C) Noteholders Percentage Trigger

                                  5               4               3               2               1
                               Dec 1996        Jan 1997        Feb 1997        Mar 1997        Apr 1997

Beg. Pool Balance           $59,198,061.43  $54,961,016.61  $51,030,159.26  $45,202,827.69  $40,677,637.86

A) Loss Trigger:
Principal of Contracts
  Charged off                   $30,149.48       $2,477.79      $23,693.18     $147,476.07       $1,967.50
Recoveries                     $259,757.38      $11,160.22         $142.69      $33,328.76     $214,778.68

Total Charged off
  (Months 5,4,3)                $56,320.45
Total Recoveries
  (Months 3,2,1)                248,250.13
Net Loss/(Recoveries)
  for 3 Mos.                  ($191,929.68)(a)

Total Balance
  (Months 5,4,3)           $165,189,237.30(b)

Loss Ratio Annualized [(a/b)(12)]  -1.3943%

Trigger:  Is Ratio> 1.5%                No

B) Delinquency Trigger:
   Balance delinquency 60+ days                              $1,160,358.52     $142,662.13     $484,196.60
   As % of Beginning Pool Balance                                 2.27387%        0.31560%        1.19033%
   Three Month Average                                            1.93896%        1.46268%        1.25993%

Trigger:  Is Average> 2.0%              No

C) Noteholders Percent Trigger:     2.0000%
   Ending Reserve Account Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger: Is Minimum < 1.0%              No

Navistar Financial Corporation


by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer